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                                                                      Exhibit 21

                             List of Subsidiaries
                               of Bradless, Inc.

                                                     Jurisdiction
                                                     ------------
Name                                                 Of Incorporation
----                                                 ----------------

Bradless Stores, Inc.                                Massachusetts

New Horizons of Yonkers, Inc.                        Delaware

Dostra Realty Co., Inc.                              Massachusetts